SCHEDULE A

VALUED ADVISERS TRUST

PORTFOLIOS AND CLASSES THEREOF

As amended on June 11, 2026

PORTFOLIO/CLASSES

Summitry Equity Fund

LS Opportunity Fund

Sound Mind Investing Fund

SMI Dynamic Allocation Fund

BFS Equity Fund

Dana Large Cap Equity Fund

SMI Multi-Strategy Fund

Dana Epiphany Small Cap Equity Fund

Dana Epiphany Equity Fund

Channing Intrinsic Value Small-Cap Fund

Kovitz Core Equity ETF

Regan Floating Rate MBS ETF

Slow Capital Growth Fund

m+ Income Momentum Autocall ETF

m+ Nasdaq-100 Accelerator Autocall ETF

m+ DualYield Autocall ETF

m+ DynaBuffer ETF